UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 20, 2010
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207, Camana Bay, P.O. Box 31110, Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On August 20, 2010, Greenlight Reinsurance, Ltd., a Cayman Islands company (the "Company") entered into a commited $400,000,000 letter of credit issuance facility agreement (the “Facility”) and related master reimbursement agreement and reinsurance deposit agreement (collectively, the "Master Agreements") with Citibank Europe plc (the "Bank"). The Facility and Master Agreements are subject to certain conditions precedent, including the termination or cancellation of that certain committed letter of credit facility dated October 12, 2005 between the Company and Citibank N.A., as amended (the "Original Facility"). The Original Facility shall terminate on October 12, 2010. Accordingly, assuming the fulfillment of the remaining customary conditions precedent, the Company anticipates that the date on which the Facility and the Master Agreements shall become effective (the "Effective Date") shall be October 12, 2010.

When effective, the Facility, together with the Master Agreements, shall permit the Company to obtain letters of credit or similar equivalent acceptable instruments in an aggregate stated amount not to exceed $400,000,000 at any time.

The Facility shall terminate on the one year anniversary of the Effective Date (the "Facility Termination Date"), provided that the Facility shall be extended by 364 days beyond the Facility Termination Date unless the Bank or the Company delivers a written notice of cancellation to the other party at least 120 days prior to the then effective Facility Termination Date. Termination of the Facility shall not affect any outstanding credits at the then effective Facility Termination Date nor shall it prevent the Bank from continuing to provide the Facility on an uncommitted basis.

The Facility and the Master Agreements contain certain customary events of default and covenants, including but not limited to limitations on liens on collateral, letter of credit collateralization requirements and a change of control default provision.  The Company will pay utilisation fees as set forth in a separate facility fee letter.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with the execution of the Facility and the Master Agreements, the Company and the Bank have agreed that the Original Facility shall terminate on October 12, 2010.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	August 24, 2010